Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of TransMontaigne Partners LLC, a Delaware limited liability company (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)

the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Chief Executive Officer
/s/ Jesse Arenivas Jesse Arenivas Chief Executive Officer
March 20, 2026